LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

 KNOW ALL PERSONS BY THESE PRESENTS that the undersigned does hereby make, constitute and appoint each of Johnathan H. Short, Doug A. Foley and Andrew J.
Surdykowski (and any other employee of IntercontinentalExchange Group, Inc. (the
"Company") designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney, to do and perform any and all acts for and on behalf of the undersigned to complete, execute and deliver in its name and on its behalf, any and all filings required to be made by the undersigned under the Securities Exchange Act of 1934, as amended (the "Act"), relating to the Company with respect to securities of the Company that may be deemed to be beneficially owned by the undersigned under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the undersigned might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  The undersigned acknowledges that said attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned, until the undersigned is no longer required to make filings under the Act or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of the Company or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of
November 13, 2013.

/s/Terrence F. Martell